Exhibit 32
CERTIFICATIONS

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to18 U.S.C. Section 1350

The undersigned, Michael L. Asmussen and John B. Wynne, in their capacities as Chief Executive Officer and Interim Chief Financial Officer, respectively, of Clean Diesel Technologies, Inc. (the “Registrant”) do each hereby certify with respect to the Amendment to Quarterly Report on Form 10-Q/A of the Registrant for the period ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of his or her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: September 2, 2010	/s/ Michael L. Asmussen

Michael L. Asmussen
President, Chief Executive Officer and Director

Date: September 2, 2010	/s/ John B. Wynne

John B. Wynne
Interim Chief Financial Officer, Vice President and Treasurer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “Act”), this certification accompanies the Report and shall not, except to the extent required by the Act, be deemed filed by Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Clean Diesel Technologies, Inc. and will be retained by Clean Diesel Technologies, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.